UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO 001-12211

Date of report (date of earliest event reported): May 28, 1998

                        ECHELON INTERNATIONAL CORPORATION
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

     FLORIDA                                                  59-2554218
-----------------------                                     ----------------
(State of incorporation)                                    (I.R.S. Employer
                                                        Identification Number)

ONE PROGRESS PLAZA, SUITE 1500
ST. PETERSBURG, FLORIDA 33701                            (813) 803-8200
--------------------------------------            -----------------------------
(Address of principal executive offices)         (Registrant's telephone number)

ITEM 5.  OTHER EVENTS.

In conjunction with the Company's Annual Meeting, to be held on June 2, 1998, Echelon International Corporation ("Echelon" or the "Company") is conducting investor information sessions to provide information to the investment community. The content of the sessions includes information previously disclosed in the Company's 1997 Form 10-K and March 31, 1998 Form 10-Q. The following additional information is also included in the sessions.

BUSINESS SUMMARY

COMMERCIAL DEVELOPMENT

/bullet/ During the next five years, Echelon plans to continue to hold its core office buildings, totaling approximately 1,000,000 square feet. Echelon has also executed a plan to expand its commercial real estate portfolio by developing, or acquiring, an additional 750,000 to 1,500,000 square feet of commercial office space.

/bullet/ Commercial projects under construction, in the pipeline or in the conceptual design phase in CARILLON PARK include:

         CASTILLE AT CARILLON (formerly known as ECHELON AT CARILLON)- a 103,900 square foot office building currently under construction with a scheduled completion date of early 1999.

         700 CARILLON - a 147,100 square foot office building with construction planned to commence in the third quarter of 1998, assuming anchor tenants are secured.

         CARILLON TOWN CENTER - a development designed to add amenities to CARILLON PARK. The tenants of CARILLON TOWN CENTER may include entertainment and retail facilities, office space, a hotel, and an athletic facility. The ownership structure of CARILLON TOWN CENTER may include ownership by Echelon, joint ventures, and/or sales of the land to third parties.

MULTI-FAMILY RESIDENTIAL DEVELOPMENT

/bullet/ The majority of Echelon's capital investment over the next five years will be dedicated to multi-family residential developments.

/bullet/ The general parameters for a typical multi-family development include the following assumptions:

         - 275 units

         - 14 month construction cycle, leasing 25 units per month beginning in the ninth month of construction

         - Target of 9-10% yield on cost, on a cash basis, assuming 75% debt on a pro-forma basis


         - Monthly gross rents of $975 per unit

         - 93% stabilized occupancy

         - Annual operating expenses of $3,600 per unit

         - Net annual operating income of $2,000,000

         - Estimated capitalization rate range of 7 1/2% to sub 9% to calculate the value of a completed project

FINANCIAL SUMMARY

/bullet/ The Company's core commercial real estate includes the following properties:

                                          NET OPERATING INCOME
                              THREE MONTHS ENDED        YEAR ENDED             NET BOOK VALUE
COMMERCIAL PROPERTIES            MARCH 31, 1998      DECEMBER 31, 1997         MARCH 31, 1998
---------------------            --------------      -------------------       --------------

                                                      (in thousands)
BARNETT TOWER                        $ 1,032              $ 3,636                $ 35,900
HIGHPOINT CENTER                     $   283              $ 1,125                $ 10,000
MCNULTY STATION                      $   237              $   854                $  8,000
100 CARILLON                         $   192              $   696                $  6,300
3RD & 3RD                            $   115              $   192                $  1,800
Other Income Producing Properties(*) $    54              $   173                $  4,800

-------------
 (*) Other Income Producing Properties only includes the 7th Avenue
     Warehouse, the 5th Avenue Warehouse and the Progress Packaging Warehouses. The net operating income for leases entered into subsequent to March 31, 1998 has not been included in the table above.



The net operating income for the following commercial properties under construction as of March 31, 1998 has not been included in the table above:

      CENTRAL STATION (formerly known as SOUTHCORE COMMERCIAL) is under a 15 year lease effective May 1998 for 100% occupancy of 133,279 rentable square feet with beginning triple-net rent of $11.82 per square foot, with 2.8% annual rent increases.

      BAYBORO STATION is under a 10-year lease effective April 1998 for 100% occupancy of 80,991 rentable square feet with beginning triple-net rent of $10.50 per square foot, with 2.8% annual rent increases.

As of March 31, 1998, the estimated costs to complete the construction of Central Station and Bayboro Station were $4.4 million and $2.6 million, respectively.

/bullet/ The book values for Echelon's multi-family residential developments under construction are as follows:

   MULTI-FAMILY RESIDENTIAL                                   BOOK VALUE
DEVELOPMENTS UNDER CONSTRUCTION                             MARCH 31, 1998
--------------------------------                            --------------
                                                             (in thousands)

 ECHELON AT BAY ISLE KEY (includes land cost)                    $8,668
 ECHELON AT THE RESERVE (excludes land cost)                     $  689


LAND HELD FOR DEVELOPMENT

/bullet/ The Company's land held for development primarily consists of the following properties:

                                  DEVELOPMENT POTENTIAL
                                   AS OF MARCH 31, 1998
                             -------------------------------
                               ACRES FOR     NUMBER OF MULTI-       BOOK VALUE
LAND HELD FOR DEVELOPMENT      DEVELOPMENT     FAMILY UNITS      MARCH 31, 1998
-------------------------    --------------  ---------------     --------------

                                                                 (in thousands)

CARILLON PARK                     78               N/A             $ 22,826
CARILLON PARK                     50              1,169                "
9TH STREET                        44                596            $  4,316
4TH STREET                        15                228            $  1,647

/bullet/ As of March 31, 1998, CARILLON PARK has approximately 78 acres remaining for commercial development, with entitlements for more than 3,000,000 additional square feet of development. The existing corporate users currently own land and entitlements for an additional 1,000,000 square feet of expansion. In addition, approximately 50 acres remain available for multi-family residential development.

         The 9th Street and the 4th Street land are zoned for multi-family residential development.

COMMERICAL AND MULTI-FAMILY RESIDENTIAL DEVELOPMENT PIPELINE

As of March 31, 1998, the Company has a pipeline of 11 multi-family residential developments. The Company also has a pipeline of commercial projects. Actual completion of the projects is subject to the completion of the Company's final due diligence. As of March 31, 1998, the total costs incurred on these potential projects were $1,820,000.

AFFORDABLE HOUSING TAX CREDITS

During 1996 and 1997, Echelon signed commitments to purchase $25.8 million of affordable housing tax credits. The expected weighted-average after-tax internal rate of return on these investments is approximately 12%.

As of March 31, 1998, the Company has funded $18.2 million of these commitments.

LEVERAGED LEASE PORTFOLIO

The Company's net investment in leveraged leases is comprised of the following components:

                                                               BOOK VALUE
                                                             MARCH 31, 1998
                                                            -----------------

                                                              (in thousands)

Rentals receivable                                              $  148,200
Estimated residual value of leased assets                          105,600
Less: Unearned income and deferred investment tax credits          (65,000)
      Delayed equity                                               (16,700)
      Deferred taxes arising from leveraged leases                (160,600)
                                                                -----------
Net investment in leveraged leases                              $   11,500
                                                                ===========


Upon lease maturity, Echelon will either sell or hold and re-lease the underlying aircraft or other asset, depending upon which option is determined to provide the highest return.

DIRECT FINANCE AND OPERATING LEASES

The Company's direct finance and operating leases are as follows:

                                                         NET INVESTMENT
    LESSEE                        LEASED AIRCRAFT        MARCH 31, 1998
    ------                        --------------        ----------------
                                                         (in thousands)

Continental Airlines                1973 DC10-30            $ 20,820
      (PPCV Joint Venture)
Southwest Airlines Company          1984 B737-300           $ 13,809
Air Micronesia (a subsidiary
      of Continential Airlines)     1981 B727-200           $  3,809


REAL ESTATE LOAN PORTFOLIO

The Company's real estate loan portfolio is summarized as follows:

                                                     BOOK VALUE
BORROWER/PROJECT                                  MARCH 31, 1998
----------------                                  --------------
                                                  (in thousands)

Marquardt Company                                    $ 23,465
Vine Street Investors - Capitol View I                  5,800
Vine Street Investors - Capitol View II                 5,000
Vine Street Associates - Town Square VI                 4,500
Madison Building                                        3,247
                                                     --------
                                                       42,012
Less:  allowance for loan losses                       (1,600)
                                                     --------
                                                     $ 40,412
                                                     ========


AIRCRAFT LOAN PROTFOLIO

The Company's aircraft loan portfolio is comprised of the following:

                                                    BOOK VALUE
BORROWER                                          MARCH 31, 1998
--------                                         ---------------
                                                  (in thousands)

Continental Airlines                                $ 2,365 (*)
American Finance Group                                  395
                                                    -------
                                                    $ 2,760
                                                    =======

(*) Loan paid in full in April 1998.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        ECHELON INTERNATIONAL CORPORATION

Date: MAY 28, 1998

                            By: /s/ SUSAN G. JOHNSON
                                -------------------------
                                Susan G. Johnson, Esquire
                                Vice President, Legal Services & Administration and Corporate Secretary